                                        SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C.  20549

                                                     FORM 8-K

                                                  CURRENT REPORT
                                        Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934

                                 Date of Report (Date of earliest event reported):
                                                 November 17, 2008

                                               THE FIRST BANCSHARES, INC.
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                              (Exact name of registrant as specified in its charter)

          MISSISSIPPI                                 33-94288                           64-0862173
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(State or other jurisdiction of                      (Commission                        (IRS employer
       incorporation)                                File Number)                       Identification No.)

         6480 US Highway 98 West
         Hattiesburg, Mississippi                                              39402
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(Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code:    (601) 268-8998

                                                   Not applicable
                                                   --------------
                            (Registrant's former address of principal executive offices)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01  Other Events.

On November 17, 2008, The First Bancshares, Inc. announced the next step in its efforts to cut expenses and redesign its business model to become more efficient and diversified. This step reduces its workforce by thirteen positions, or approximately 7.8%, through elimination of certain job titles based on declining growth rate and declining transaction levels.  The vast majority of employees will not be impacted, and headcount overall is expected to remain stable throughout the remainder of 2008.  The First Bancshares, Inc. will reflect a charge of $44 thousand  (pre-tax) in the fourth quarter of 2008 associated with these force reductions.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 20, 2008
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                                                     THE FIRST BANCSHARES, INC.

                                                     By:    /s/ Donna T. Lowery
                                                           -------------------------------------------
                                                     Name:    Donna T. Lowery
                                                     Title:   Chief Financial Officer